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                                                                   EXHIBIT 23.6

                      CONSENT OF FIRST ALBANY CORPORATION

  We hereby consent to the use of our name and the description of our opinion letter, dated August 2, 1996, under the caption "The Mergers--Opinions of Financial Advisors--First Albany" in, and to the inclusion of such opinion letter as Appendix III to, the Joint Proxy Statement/Prospectus of US Order, Inc. and Colonial Data Technologies Corp., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of US Order, Inc. and Colonial Data Technologies Corp. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          First Albany Corporation

                                          By: /s/ Kenneth A. Mabbs
                                              --------------------------
                                                 Senior Vice President

Boston, Massachusetts
August 28, 1996